UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 2, 2013

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At Wisconsin Energy Corporation's 2013 Annual Meeting of Stockholders held on May 2, 2013, stockholders voted on the following proposals with the following results:

Proposal 1 -- Election of Nine Directors for Terms Expiring in 2014

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

John F. Bergstrom	157,289,045	9,533,937	1,151,919	27,786,209
Barbara L. Bowles	162,946,775	3,880,187	1,147,939	27,786,209
Patricia W. Chadwick	164,917,619	1,552,690	1,504,592	27,786,209
Curt S. Culver	164,872,864	1,850,842	1,251,196	27,786,209
Thomas J. Fischer	158,849,219	7,822,858	1,302,824	27,786,209
Gale E. Klappa	158,180,553	7,730,597	2,063,751	27,786,209
Henry W. Knueppel	165,140,689	1,539,651	1,294,561	27,786,209
Ulice Payne, Jr.	160,035,716	6,845,729	1,093,455	27,786,209
Mary Ellen Stanek	153,035,628	13,723,472	1,215,801	27,786,209

Proposal 2 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2013

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
192,475,614	1,961,698	1,323,798	0

Proposal 3 -- Advisory Vote on Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
149,475,612	14,755,951	3,743,338	27,786,209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: May 8, 2013	Stephen P. Dickson -- Vice President and Controller